UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 9, 2009
JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5757 North Green Bay Avenue Milwaukee, WI	53209

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (414) 524-1200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 8.01. Other Events.
Risk Factors
     An investment in Johnson Controls, Inc. involves risks, including those discussed below. These risk factors should be considered carefully before deciding whether to invest in Johnson Controls.
General Risks
General economic, credit and capital market conditions, including the financial distress in the automotive industry and declines in the residential and commercial construction markets, have adversely affected our recent and current financial performance, and may affect our ability to grow or sustain our businesses and could negatively affect our ability to access the capital markets.
     We compete around the world in various geographic regions and product markets. The global credit crisis and recession have adversely affected, and could continue to adversely affect, each of our three primary businesses. Specifically, subsequent to December 31, 2008, the automotive industry has continued to see further declines as the overall economic environment continues to worsen, with virtually every automobile manufacturer affected, including our top four customers. As we discuss in greater detail in the specific risk factors for each of our businesses that appear below, the financial distress in the automotive industry, the continued declines in the residential construction markets in North America and elsewhere and more recent declines in commercial construction markets have adversely affected and could, if continued, continue to negatively affect our revenues and financial performance in recent, current and future periods, result in future restructuring charges, and adversely impact our ability to grow or sustain our businesses.
     The capital and credit markets provide us with liquidity to operate and grow our businesses beyond the liquidity that operating cash flows provide. The worldwide economic downturn and disruption of the credit markets could reduce our access to capital necessary for our operations and executing our strategic plan. If the current credit market worsens, we may be unable to access commercial paper markets, or our cost of borrowing might significantly increase. If our access to capital were to become significantly constrained or costs of capital increased significantly due to lowered credit ratings, prevailing industry conditions, the volatility of the capital markets or other factors, then our financial condition, results of operations and cash flows could be significantly adversely affected.
We are subject to pricing pressure from our larger customers.
     We face significant competitive pressures in all of our business segments. Because of their purchasing size, our larger customers can influence market participants to compete on price terms. If we are not able to offset pricing reductions resulting from these pressures by improved operating efficiencies and reduced expenditures, those pricing reductions may have an adverse impact on our business.
We are subject to risks associated with our non-U.S. operations that could adversely affect our results of operations.

     We have significant operations in a number of countries outside the U.S., some of which are located in emerging markets. Long-term economic uncertainty in some of the regions of the world in which we operate, such as Asia, South America, the Middle East, Central Europe and other emerging markets, could result in the disruption of markets and negatively affect cash flows from our operations to cover our capital needs and debt service.
     In addition, as a result of our global presence, a significant portion of our revenues and expenses is denominated in currencies other than the U.S. dollar. We are therefore subject to foreign currency risks and foreign exchange exposure. Our primary exposures are to the euro, British pound, Japanese yen, Czech koruna, Mexican peso, Swiss franc and Polish zloty. While we employ financial instruments to hedge transactional and foreign exchange exposure, these activities do not insulate us completely from those exposures. Exchange rates have recently been volatile, specifically the weakening of the euro against the U.S. dollar, and have adversely impacted, and could continue to adversely impact, our financial results.
     There are other risks that are inherent in our non-U.S. operations, including the potential for changes in socio-economic conditions, laws and regulations, including import, export, labor and environmental laws, and monetary and fiscal policies, protectionist measures that may prohibit acquisitions or joint ventures, unsettled political conditions and possible terrorist attacks against American interests.
     These and other factors may have a material adverse effect on our non-U.S. operations and therefore on our business and results of operations.
We are subject to regulation of our international operations that could adversely affect our business and results of operations.
     Due to our global operations, we are subject to many laws governing international relations, including those that prohibit improper payments to government officials and restrict where we can do business, what information or products we can supply to certain countries and what information we can provide to a non-U.S. government, including but not limited to the Foreign Corrupt Practices Act and the U.S. Export Administration Act. Violations of these laws, which are complex and oftentimes difficult to interpret and apply, may result in severe criminal penalties or sanctions that could have a material adverse effect on our business, financial condition and results of operations.
We are subject to costly requirements relating to environmental regulation and environmental remediation matters, which could adversely affect our business and results of operations.
     Because of uncertainties associated with environmental regulation and environmental remediation activities at sites where we may be liable, future expenses that we may incur to remediate identified sites could be considerably higher than the current accrued liability on our balance sheet, which could have a material adverse effect on our business and results of operations. As of September 30, 2008, we recorded $44 million for environmental liabilities and $75 million in related conditional asset retirement obligations.
Negative or unexpected tax consequences could adversely affect our results of operations.
     Adverse changes in the underlying profitability and financial outlook of our operations in several jurisdictions could lead to changes in our valuation allowances against deferred tax assets and other tax reserves on our statement of financial position that could materially and adversely affect our results of operations. Additionally, changes in tax laws in the U.S. or in other countries where we have significant operations could materially affect deferred tax assets and liabilities on our balance sheet and tax expense.
     We are also subject to tax audits by governmental authorities in the U.S. and in non-U.S. jurisdictions. Negative unexpected results from one or more such tax audits could adversely affect our results of operations.
Legal proceedings in which we are, or may be, a party may adversely affect us.
     We are currently and may in the future become subject to legal proceedings and commercial or contractual disputes. These are typically claims that arise in the normal course of business including, without limitation, commercial or contractual disputes with our suppliers, intellectual property matters and employment claims. There exists the possibility that such claims may have an adverse impact on our results of operations that is greater than we anticipate.
A further downgrade in the ratings of our debt could restrict our ability to access the debt capital markets and increase our interest costs.
     Changes in the ratings that rating agencies assign to our debt may ultimately impact our access to the debt capital markets and the costs we incur to borrow funds. If ratings for our debt fall below investment grade, our access to the debt capital markets would become restricted. The tightening in the credit markets and the reduced level of liquidity in many financial markets due to the current turmoil in the financial and banking industries could affect our access to the debt capital markets or the price we pay to issue debt. Historically, we have relied on our ability to issue commercial paper rather than to draw on our credit facility to support our daily operations, which means that a downgrade in our rating or continued volatility in the financial markets causing limitations to the debt capital markets could have an adverse effect on our business or our ability to meet our liquidity needs.
     Additionally, several of our credit agreements generally include an increase in interest rates if the ratings for our debt are downgraded. Further, an increase in the level of our indebtedness may increase our vulnerability to adverse general economic and industry conditions and may affect our ability to obtain additional financing.
We are subject to potential insolvency of insurance carriers.
     We purchase occurrence-based excess liability insurance to cover general and products liability risks. Although we do not currently expect any claims to result in material payments under any of these insurance policies, we are subject to the risk that one or more of the insurers may become insolvent and would be unable to pay a claim that may be made in the future.
We are subject to potential insolvency or financial distress of third parties.
     We are exposed to the risk that third parties to various arrangements who owe us money or goods and services, or who purchase goods and services from us, will not be able to perform their obligations or continue to place orders due to insolvency or financial distress. If third parties fail to perform their obligations under arrangements with us, we may be forced to replace the underlying commitment at current or above market prices or on other terms that are less favorable to us. In such events, we may incur losses, or our results of operations, financial position or liquidity could otherwise be adversely affected.
We may be unable to complete or integrate acquisitions effectively, which may adversely affect our growth, profitability and results of operations.
     We expect acquisitions of businesses and assets to play a role in our company’s future growth. We cannot be certain that we will be able to identify attractive acquisition targets, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. Additionally, we may not be successful in integrating acquired businesses into our existing operations and achieving projected synergies. Competition for acquisition opportunities in the various industries in which we operate may rise, thereby increasing our costs of making acquisitions or causing us to refrain from making further acquisitions. These and other acquisition-related factors may negatively and adversely impact our growth, profitability and results of operations.
Automotive Experience Risks
Conditions in the automotive industry have adversely affected and may continue to adversely affect our results of operations.
     Our financial performance depends, in part, on conditions in the automotive industry. In fiscal 2008, our largest customers globally were automobile manufacturers Ford Motor Company (Ford), General Motors Corporation (GM) and Daimler AG. For sales originating in the U.S., our largest customers were Ford, GM and Chrysler LLP (the Detroit 3), and Toyota Motor Corporation, which represented approximately 11% of our consolidated net sales in fiscal 2008. The Detroit 3 have experienced a significant decline in market shares in North America and have announced significant restructuring actions in an effort to improve profitability. The Detroit 3 automotive manufacturers are also burdened with substantial structural costs, such as pension and healthcare costs, that have impacted their profitability and labor relations and may ultimately result in severe financial difficulty, including bankruptcy. In addition, the Detroit 3 and other automakers that sell into North America are experiencing severe difficulties from a weakened economy and tightening credit markets. As a result, we have experienced and may continue to experience additional severe reductions in orders from these customers, incur significant write offs of accounts receivable, incur impairment charges or require additional restructuring actions beyond our current restructuring plans, particularly if any of the Detroit 3 cannot adequately fund their operations, or if other major customers reach a similar level of financial distress. Automakers across Europe are also experiencing difficulties from a weakened economy and tightening credit markets. If our customers reduce their orders to us, it would adversely impact our results of operations. A prolonged downturn in the North American or European automotive industries or a significant change in product mix due to consumer demand could require us to shut down additional plants or incur additional impairment charges. Additionally, we have significant component production for manufacturers of motor vehicles in the U.S., Europe, South America, Japan and other Asia/Pacific Rim countries. Continued uncertainty relating to the financial condition of the Detroit 3 and others in the automotive industry would have a negative impact on our business.
The financial distress of our suppliers could harm our results of operations.

     Automotive industry conditions have adversely affected our supplier base. Lower production levels for some of our key customers, increases in certain raw material, commodity and energy costs and the global credit market crisis has resulted in severe financial distress among many companies within the automotive supply base. Several large suppliers have filed for bankruptcy protection or ceased operations, and other suppliers may file for bankruptcy protection or cease operations. The continuation of financial distress within the supplier base may lead to commercial disputes and possible supply chain interruptions, which in turn could disrupt our production. In addition, the adverse industry environment may require us to provide financial support to distressed suppliers or take other measures to ensure uninterrupted production, which could involve additional costs or risks. If any of these risks materialize, or if these industry conditions continue or worsen, we are likely to incur losses, or our results of operations, financial position or liquidity could otherwise be adversely affected.
Change in consumer demand may adversely affect our results of operations.
     Recent increases in energy costs that consumers incur have resulted, and future increases will result, in shifts in consumer demand away from motor vehicles that typically have higher content that we supply, such as light trucks, cross-over vehicles, minivans and SUVs, to smaller vehicles that have lower content that we supply. The loss of business with respect to, or a lack of commercial success of, one or more particular vehicle models for which we are a significant supplier could reduce our sales and harm our profitability, thereby adversely affecting our results of operations.
We may not be able to successfully negotiate pricing terms with our customers in the automotive experience business, which may adversely affect our results of operations.
     We negotiate sales prices annually with our automotive seating and interiors customers. Cost-cutting initiatives that our customers have adopted generally result in increased downward pressure on pricing. Our customer supply agreements generally require reductions in component pricing over the period of production. Pricing pressures may further intensify, particularly in North America, as the Detroit 3 pursue restructuring and cost cutting initiatives to survive. If we are unable to generate sufficient production cost savings in the future to offset price reductions, our results of operations may be adversely affected. In particular, large commercial settlements with our customers may adversely affect our results of operations or cause our financial results to vary on a quarterly basis.
Volatility in commodity prices may adversely affect our results of operations.
     Commodity prices were highly volatile in the past year. In our two largest markets, North America and Europe, the cost of commodities, primarily steel, fuel, resin and chemicals, increased (net of recoveries through price increases to customers). If commodity prices continue to rise, and if we are not able to recover these cost increases through price increases to our customers, then such increases will have an adverse effect on our results of operations.
The cyclicality of original equipment automobile production rates may adversely affect the results of operations in our automotive experience business.
     Our automotive experience business is directly related to automotive sales and automotive production by our customers. Automotive production and sales are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences. Further economic decline that results in a reduction in automotive production and sales by our automotive experience customers may have a material adverse impact on our results of operations.
A variety of other factors could adversely affect the results of operations of our automotive experience business.
     Any of the following could materially and adversely impact the results of operations of our automotive experience business: the loss of, or changes in, automobile seating and interiors supply contracts or sourcing strategies with our major customers or suppliers; start-up expenses associated with new vehicle programs or delays or cancellations of such programs; underutilization of our manufacturing facilities, which are generally located near, and devoted to, a particular customer’s facility; inability to recover engineering and tooling costs; market and financial consequences of any recalls that may be required on products that we have supplied; delays or difficulties in new product development; the potential introduction of similar or superior technologies; and global overcapacity and vehicle platform proliferation.
Building Efficiency Risks
Our building efficiency business relies to a great extent on contracts and business with U.S. government entities, the loss of which may adversely affect our results of operations.
     Our building efficiency business contracts with government entities and is subject to specific rules, regulations and approvals applicable to government contractors. We are subject to routine audits by the Defense Contract Audit Agency to assure our compliance with these requirements. Our failure to comply with these or other laws and regulations could result in contract terminations, suspension or debarment from contracting with the U.S. federal government, civil fines and damages and criminal prosecution. In addition, changes in procurement policies, budget considerations, unexpected U.S. developments, such as terrorist attacks, or similar political developments or events abroad that may change the U.S. federal government’s national security defense posture may affect sales to government entities.
Volatility in commodity prices may adversely affect our results of operations.
     Commodity prices were highly volatile in the past year, primarily steel, aluminum, copper and fuel costs. Increases in commodity costs negatively impacts the profitability of orders in backlog as prices on those orders are fixed; therefore, we can not adjust for changes in commodity prices. If we are not able to recover commodity cost increases through price increases to our customers on new orders, then such increases will have an adverse effect on our results of operations. Additionally, unfavorability in our hedging programs during a period of declining commodity prices could limit our ability to lower our prices to customers as quickly as our competitors, which could have an adverse effect on our results of operations.
Conditions in the residential and commercial new construction markets may adversely affect our results of operations.
     HVAC equipment sales in the residential and commercial new construction markets correlate to the number of new homes and buildings that are built. The strength of the residential and commercial markets depends in part on the availability of consumer and commercial financing for our customers. As a result of deteriorating economic conditions and the turmoil in the credit markets, there has been a significant decline in the residential housing construction market and construction of new commercial buildings requiring interior control systems has slowed. If these conditions remain as they are today or continue to worsen, it may have an adverse effect on our results of operations and such events could result in potential liabilities or additional costs, including impairment charges, to the company.
A variety of other factors could adversely affect the results of operations of our building efficiency business.
     Any of the following could materially and adversely impact the results of operations of our building efficiency business: loss of, or changes in, building automation or facility management supply contracts with our major customers; cancellation of, or significant delays in, projects in our backlog; delays or difficulties in new product development; the potential introduction of similar or superior technologies; financial instability or market declines of our major or component suppliers; the unavailability of raw materials, primarily steel, copper and electronic components, necessary for production of HVAC equipment; unseasonable weather conditions in various parts of the world; changes in energy costs or governmental regulations that would decrease the incentive for customers to update or improve their interior control systems; increased energy efficiency legislation requirements worldwide; a decline in the outsourcing of facility management services; availability of labor to support growth of our service businesses; and changes in foreign currency rates, which could adversely impact our profit on imported and exported goods.
Power Solutions Risks
We face increasing competition and pricing pressure from other companies in the power solutions business.
     Our power solutions business competes with a number of major domestic and international manufacturers and distributors of lead-acid batteries, as well as a large number of smaller, regional competitors. The North American, European and Asian lead-acid battery markets are highly competitive. The manufacturers in these markets compete on price, quality, technical innovation, service and warranty. If we are unable to remain competitive and maintain market share in the regions and markets we serve, our results of operations may be adversely affected.
Volatility in commodity prices may adversely affect our results of operations.
     Lead is a major component of our lead acid batteries. The price of lead has been highly volatile over the last several years. We attempt to manage the impact of changing lead prices through commercial terms with our customers and commodity hedging programs. Our ability to mitigate the impact of lead price changes can be impacted by many factors, including customer negotiations, inventory level fluctuations and sales volume/mix changes, any of which could have an adverse effect on our results of operations.
     Additionally, other commodity prices were volatile in the past year, primarily fuel, acid and resin. If other commodity prices continue to rise, and if we are not able to recover these cost increases through price increases to our customers, then such increases will have an adverse effect on our results of operations.
Decreased demand from our customers in the automotive industry may adversely affect our results of operations.

     Our financial performance in the power solutions business depends, in part, on conditions in the automotive industry. Sales to OEM’s accounted for approximately 25% of the total net sales of the power solutions business in fiscal 2008. Significant declines in the North American or European automotive production levels have reduced and could continue to reduce our sales and harm our profitability, thereby adversely affecting our results of operations. In addition, if any OEM’s reach a point where they cannot fund their operations, we may incur significant write offs of accounts receivable, incur impairment charges or require additional restructuring actions beyond our current restructuring plans.
A variety of other factors could adversely affect the results of operations of our power solutions business.
     Any of the following could materially and adversely impact the results of operations of our power solutions business: loss of or changes in automobile battery supply contracts with our large original equipment and aftermarket customers; the increasing quality and useful life of batteries or use of alternative battery technologies, both of which may contribute to a growth slowdown in the lead-acid battery market; delays or cancellations of new vehicle programs; market and financial consequences of any recalls that may be required on our products; delays or difficulties in new product development, including nickel-metal-hydride/lithium-ion technology; financial instability or market declines of our customers or suppliers; the increasing global environmental regulation related to the manufacture of lead-acid batteries; and the lack of the development of a market for hybrid vehicles.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:
(99) Statement re: computation of ratios of earnings to fixed charges for the fiscal quarter ended December 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf on March 9, 2009 by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.
By:	/s/ Susan M. Kreh
Susan M. Kreh
Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

(99)	Statement re: computation of ratios of earnings to fixed charges for the fiscal quarter ended December 31, 2008.